EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108467) of Centene Corporation of our reports dated February 9, 2004, except as to the November 2004 stock split described in Note 1 which is as of November 24, 2004 relating to the financial statements and February 9, 2004 relating to the financial statement schedule, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

December 17, 2004